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                                                                    EXHIBIT 4.G

                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement dated as of November 27, 2002 (this "AGREEMENT") is by and between El Paso Corporation, a Delaware corporation (the "SELLER"), and El Paso Energy Partners, L.P., a Delaware limited partnership ("BUYER").

         WHEREAS, the Seller is acquiring certain Series C Units (the "UNITS") to be issued by Buyer pursuant to that certain Contribution, Purchase and Sale Agreement dated as of November 21, 2002 by and between Buyer and Seller;

         WHEREAS, the ability of the Seller to freely trade the Units may be limited by applicable United States federal securities laws; and

         WHEREAS, in order to improve the transferability of the Units, Buyer is willing to provide certain registration rights with respect thereto.

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby confirmed and acknowledged), the parties hereto stipulate and agree as follows:

1.       Securities Subject to this Agreement.

         a. "REGISTRABLE SECURITIES" means the Units, as adjusted in the event of unit splits, unit dividends or similar transactions (and shall include any common units of Parent issued in redemption of the Units).

         b.       "RESTRICTED SECURITIES" means each Registrable Security until
                  (i) a registration statement covering such Registrable Security has been declared effective and it has been disposed of pursuant to such effective registration statement, (ii) it has been distributed pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act of 1933 (as amended from time to time, the "ACT") or (iii) it has been otherwise transferred and Parent has delivered a new certificate or other evidence of ownership for it is not subject to any legal or other restriction on transfer under the Act or under state securities laws and is not bearing the following legend (or one substantially similar thereto):

                           The securities represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state. Without such registration, such securities may not be sold, pledged, hypothecated, or otherwise transferred, except upon delivery to the Company of an opinion of counsel satisfactory to the Company that registration is not required for such transfer or the submission to the Company of such other evidence as may be satisfactory to the Company to the effect that any such transfer shall not be in violation of the Securities Act of 1933, as amended, or applicable state securities laws or any rule or regulation promulgated thereunder.

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2.       Demand Registration.

         a. Request for Registration. Subject to the limitations contained in this Agreement (including, but not limited to, Section 5), at any time on or after the date of issuance of the Registrable Securities, any holder or holders of a majority in aggregate number of Restricted Securities then outstanding may make a written request to Buyer for registration under the Act pursuant to this Section 2 of all or part of its or their Restricted Securities (a "DEMAND REGISTRATION"). Such request will specify the aggregate number of Restricted Securities proposed to be sold and will also specify the intended method of disposition thereof. Within 10 days after receipt of such request, Buyer will give written notice of such registration request to all other holders of the Restricted Securities and include in such registration all Restricted Securities with respect to which Buyer has received written requests for inclusion therein within 10 days after the receipt by the applicable holder of Buyer's notice. Each such request will also specify the aggregate number of Restricted Securities to be registered and the intended method of disposition thereof. No other party, including Buyer (but excluding another holder of a Restricted Security) shall be permitted to offer securities under any such Demand Registration unless (i) holders of a majority of the Restricted Securities requesting to participate in the Demand Registration shall consent in writing or (ii) Buyer has an obligation to include such securities in such registration.

         b. Required Registrations. Subject to Section 5, Buyer is obligated to effect only three (3) Demand Registrations pursuant to this Section 2 (in addition to any registration in which holders of Restricted Securities may participate pursuant to the other provisions of this Agreement).

         c. Effective Registration and Expenses. A registration will not count as a Demand Registration for the purposes of Section 2(b) until it has become effective. In any registration initiated as a Demand Registration, Buyer will pay all Registration Expenses (as hereinafter defined) in connection therewith, whether or not it becomes effective; provided, however, that if (i) one (1) Demand Registration has previously become effective with respect to any Registrable Securities and (ii) a subsequent registration is initiated as a Demand Registration with respect to any Restricted Securities and such Demand Registration could have become effective but does not solely because of holders withdrawing their Restricted Securities, such withdrawing holders shall pay the Registration Expenses (pro rata on the basis of the Restricted Securities being withdrawn by each). Notwithstanding the first sentence of this Section 2(c), any such noneffective registration shall not constitute a Demand Registration for the purposes of Section 2(b) unless each holder of Restricted Securities then outstanding (whether or not included in such registration) consents to such noneffective registration counting as a Demand Registration, in which case Buyer shall pay the Registration Expenses.

         d. Priority on Demand Registrations. If the holders of a majority in aggregate number of Restricted Securities to be registered in a Demand

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                  Registration so elect, the offering of such Restricted
                  Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, if the managing underwriter or underwriters of such offering advise Buyer and the holders in writing that in their opinion the aggregate number of Restricted Securities requested to be included in such offering is sufficiently large to materially and adversely affect the success or offering price of such offering, Buyer will include in such registration the aggregate number of such Restricted Securities which in the opinion of such managing underwriter or underwriters can be sold without any such material adverse effect, and such securities shall be allocated pro rata among the holders of Restricted Securities on the basis of the number of Restricted Securities requested to be included in such registration by their holders.

         e. Selection of Underwriters. If any Demand Registration is in the form of an underwritten offering, the holders of a majority in aggregate number of Restricted Securities to be registered will select and obtain the investment banker or investment bankers and manager or managers that will administer the offering; provided, however, that such investment bankers and managers must be reasonably satisfactory to Buyer.

         f. Periods Where no Registration is Required. Notwithstanding anything to the contrary in this Section 2, Buyer will not be required to register any Restricted Securities pursuant to this Section 2: (i) during a reasonable period of time, not to exceed 90 days, following the distribution of other securities pursuant to a registered underwritten public offering if such offering was commenced prior to the time Buyer receives the request contemplated by Section 2(a) or (ii) during a reasonable period of time, not to exceed 60 days, after which the Board of Directors of El Paso Energy Partners Company, a Delaware corporation and the general partner of Buyer (the "GENERAL PARTNER"), acting in its capacity as general partner, has determined that a registration of Restricted Securities pursuant to this Section 2 would adversely affect Buyer because of a material non-public acquisition or other material transaction that is pending at the time Buyer receives the request contemplated by Section 2(a).

3. Piggy-Back Registration. Subject to the limitations contained in this Agreement (including, but not limited to, Section 5), if Buyer proposes to file a registration statement under the Act with respect to an offering by it for its own account of any class of security (other than a registration statement on Form S-4 or S-8 or successor forms thereto or filed in connection with an exchange offer or an offering of securities solely to Buyer's existing unitholders), then Buyer shall in each case give written notice of such proposed filing to the holders of Restricted Securities at least 30 days before the anticipated filing date, and such notice shall offer such holders the opportunity to register such number of Restricted Securities as each such holder may request. Upon the written request of any holder of Restricted Securities made within 20 days of receipt of such notice, Buyer shall use its Best Efforts (as hereinafter defined) to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the holders of Restricted Securities requested to be included in the registration of such offering to include such securities in such offering on the same terms and conditions as any similar securities of

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         Buyer included therein. Notwithstanding the foregoing, if in the managing underwriter's or underwriters' opinion, the total amount or kind of securities which the holders of Restricted Securities, Buyer and any other persons or entities intend to include in such offering is sufficiently large to materially and adversely affect the success or offering price of such offering, then the amount or kind of securities to be offered for the accounts of holders of Restricted Securities shall be reduced pro rata to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter; provided, however, that if securities are being offered for the account of other persons or entities as well as Buyer, such reduction shall not represent a greater fraction of the number of securities intended to be offered by holders of Restricted Securities than the fraction of similar reductions imposed on such other persons or entities other than Buyer over the amount of securities they intended to offer. In connection with a piggyback registration pursuant to this Section 3, Buyer will bear all Registration Expenses; provided, however, that Buyer will not have any obligation pursuant to this sentence to persons or entities who do not hold Restricted Securities. "BEST EFFORTS" as used herein means best efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.

4.       Holdback Agreement.

         a.       Restrictions on Sale by Holder of Registrable Securities.

                  (i) Each holder of Registrable Securities agrees not to sell, transfer or otherwise dispose of any Registrable Securities in violation of the Act, or any other applicable securities law.

                  (ii) To the extent not inconsistent with applicable law, each holder of Registrable Securities whose securities are included in a registration statement agrees not to effect any sale or distribution of the securities being registered or a similar security of Buyer, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Act, during the 7 days prior to, and during the 90 day period beginning on, the effective date of such registration statement (except as part of such registration), if and to the extent requested by Buyer in the case of a non-underwritten public offering or if and to the extent requested by the managing underwriter or underwriters in the case of an underwritten public offering.

         b. Restrictions on Sale by Buyer and Others. Buyer agrees not to effect any sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities (other than any such sale or distribution of such securities in connection with any merger, conversion or consolidation by Buyer or any subsidiary thereof or the acquisition by Buyer or a subsidiary thereof of the capital stock or other equity or all or substantially all of the assets or any other person or entity or in connection with an employee stock option or benefit plan), during the 7 days prior to, and during the 90 day period beginning on, the effective date of any registration statement in


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                  which the holders of Registrable Securities are participating
                  (except as part of such registration), if and to the extent requested by the holders in the case of a non-underwritten public offering or if and to the extent requested by the managing underwriter or underwriters in the case of an underwritten public offering.

5. Registration Procedures. Whenever the holders of Restricted Securities have requested that any Restricted Securities be registered pursuant to
         Section 2 or Section 3 of this Agreement, Buyer will use its Best Efforts to effect the registration of such Restricted Securities upon the terms and conditions hereof to permit the sale of such Restricted Securities by holders thereof in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request, Buyer will as expeditiously as possible:

         a. in connection with a request pursuant to Section 2, prepare and file with the Securities and Exchange Commission (the "COMMISSION"), not later than 45 days after receipt of a request to file a registration statement with respect to such Restricted Securities, a registration statement on any form for which Buyer then qualifies or which counsel for Buyer shall deem appropriate and which form shall be available for the sale of such Restricted Securities in accordance with the intended method of distribution thereof, and use their Best Efforts to cause such registration statement to become effective as promptly as practicable thereafter; provided, however, that if Buyer shall furnish to the holders making such a request a certificate signed by the Chief Executive Officer of Buyer stating that in the good faith judgment of the Board of Directors of the General Partner it would be significantly disadvantageous to Buyer and its unitholders for such a registration statement to be filed on or before the date filing would be required or would become effective, Buyer shall have an additional period of not more than 30 days within which to file (or before which they request the effectiveness of) such registration statement; and, provided further, that not less than 5 days before filing a registration statement or prospectus or any amendments or supplements thereto, Buyer will (i) furnish to one (1) counsel selected by the holders of a majority in aggregate number of the Restricted Securities covered by such registration statement copies of all such documents proposed to be filed which documents will be subject to the review of such counsel, and the Buyer shall not file any such document which such counsel shall have reasonably objected to in writing (if such objection has been delivered prior to the expiration of such five-day review period) on the grounds that such document does not comply (explaining why) in any material respect with the requirements of the Act or the rules and regulations thereunder and (ii) notify each seller of Restricted Securities of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

         b. in connection with a registration pursuant to Section 2, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 90 days or such shorter period which will terminate when all Restricted Securities covered by


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                  such registration statement have been sold (but not before the expiration of the 90 day period referred to in Section 4(3) of the Act and Rule 174 thereunder, if applicable), and comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

         c. as soon as reasonably possible, furnish to each seller of Restricted Securities to be included in a registration statement, without charge, copies of such registration statement as filed and each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Restricted Securities owned by such seller in accordance with the intended method or methods of distribution thereof;

         d. use its Best Efforts to register or qualify such Restricted Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Restricted Securities owned by such seller in accordance with the intended method or methods of distribution thereof; provided, however, that Buyer will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

         e. use its Best Efforts to cause the Restricted Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Buyer to enable the seller or sellers thereof to consummate the disposition of such Restricted Securities;

         f. notify each seller of such Restricted Securities at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances being made not misleading, and Buyer will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Restricted Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances being made not misleading;

         g. enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to


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                  expedite or facilitate the disposition of such Restricted
                  Securities in accordance with the intended method or methods of distribution thereof;

         h. use its Best Efforts to make available for inspection by any seller of Restricted Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of Buyer (collectively, the "RECORDS"), and cause Buyer's officers and employees to supply all information reasonably requested by any such Inspector, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, in connection with such registration statement. Records or other information which Buyer determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records or other information is necessary to avoid or correct a misstatement or omission in the registration statement or
                  (ii) the release of such Records or other information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. The seller of Restricted Securities agrees that it will, upon learning that disclosure of such Records or other information is sought in a court or competent jurisdiction, give notice to Buyer and allow Buyer, at Buyer's expense, to undertake appropriate action to prevent disclosure of the Records or other information deemed confidential;

         i. use its Best Efforts to obtain a comfort letter from Buyer's independent public accountants and an opinion from the Buyer's outside counsel in customary form and covering such matters of the type customarily covered by comfort letters or opinions as the holders of a majority in aggregate number of Restricted Securities being sold reasonably request;

         j. otherwise use its Best Efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within 3 months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act;

         k. if underwritten, use its Best Efforts to make appropriate officers of Parent available to the underwriters for meetings with prospective purchasers of the Restricted Securities and prepare and present to potential investors customary "road show" material in a manner consistent with other new issuances of other securities similar to the Restricted Securities; and

         l. if so required by applicable listing requirements, cause all such Restricted Securities to be listed on each securities exchange on which similar securities issued by Buyer are then listed, provided that the applicable listing requirements are satisfied.



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                  (i)      Buyer may require each seller of Restricted
                           Securities as to which any registration is being effected to furnish to Buyer such information regarding the distribution of such securities as Parent may from time to time reasonably request in writing.

                  (ii) Each holder of Restricted Securities agrees that, upon receipt of any notice from Buyer of the happening of any event of the kind described in
                           Section 5(f), such holder will forthwith discontinue disposition of such Restricted Securities pursuant to the registration statement covering such Restricted Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(f), and, if so directed by Buyer, such holder will deliver to Buyer (at Buyer's expense) all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Restricted Securities current at the time of receipt of such notice. If Buyer shall give any such notice, Buyer shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement (including the period referred to in Section 5(b)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 5(f) to and including the date when each seller of Restricted Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 5(f).

6. Expiration. The obligation of Buyer to register any Restricted Securities pursuant to this Agreement shall expire on December 31, 2012 with respect to Demand Registrations and on December 31, 2012 with respect to piggyback registrations.

7. Registration Expenses. All expenses incident to Buyer's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of Buyer's counsel in connection with blue sky qualifications of the Restricted Securities), rating agency fees, printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by Buyer are then listed, and fees and disbursements of counsel for Buyer and its independent certified public accountants (including the expenses of any special audit or "comfort" letters required by or incident to such performance), securities acts liability insurance (if Buyer elects to obtain such insurance), the fees and expenses of any special experts retained by Buyer in connection with such registration, fees and expenses of other persons retained by Buyer, reasonable fees and expenses of one (1) counsel (who shall be reasonably acceptable to Buyer) for the holders of Restricted Securities incurred in connection with each registration hereunder (but not including any underwriting discounts or commissions or transfer taxes attributable to the sale of Restricted Securities) and any reasonable out-of-pocket expenses of the holders of Restricted Securities (or the agents who manage their accounts) excluding fees of counsel other than those fees specifically referred to in this


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         Section 7 and excluding travel expenses (all such expenses being herein called "REGISTRATION EXPENSES"), will be borne by Buyer.

8.       Indemnification; Contribution.

         a. Indemnification by Buyer. Buyer agrees to RELEASE, DEFEND, INDEMNIFY, PROTECT AND HOLD HARMLESS, to the full extent permitted by law, each holder of Registrable Securities, its officers, directors and agents and each person or entity who controls such holder (within the meaning of the Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement (or an amendment thereto), prospectus or preliminary prospectus (or an amendment or supplement thereto) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in case of a prospectus or preliminary prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information with respect to such holder furnished in writing to Buyer by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after Buyer's compliance with Section 5(c) hereof. Buyer will also indemnify any underwriters of the Registrable Securities, their officers and directors and each person or entity who controls such underwriters (within the meaning of the Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

         b. Indemnification by Holder of Restricted Securities. In connection with any registration statement in which a holder of Restricted Securities is participating, each such holder will furnish to Buyer in writing such information with respect to such holder as is required to be included therein for use in connection with any such registration statement or prospectus and agrees to RELEASE, DEFEND, INDEMNIFY, PROTECT AND HOLD HARMLESS, to the extent permitted by law, Buyer, the General Partner, and each of their (as applicable), directors and officers, and affiliates of any of them (within the meaning of the Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement (or an amendment thereto), prospectus or preliminary prospectus (or an amendment or supplement thereto) or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information with respect to such holder so furnished in writing by such holder, provided, however, that the aggregate amount which any such holder shall be required to pay pursuant to this Section 8(b) and Section 8(c) shall in no case be greater than the amount of the net proceeds received by


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                  such person upon the sale of the Restricted Securities
                  pursuant to the registration statement giving rise to such claim.

         c. Conduct of Indemnification Proceedings. Any person or entity entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such person or entity of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such person or entity will claim indemnification or contribution pursuant to this Agreement and, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to such indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one (1) counsel with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

         d. Contribution. If for any reason the indemnity provided for in this Section 8 is unavailable to, or is insufficient to hold harmless, an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties; and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, abilities and

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

                  expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in Section 8 was available to such party in accordance with its terms.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                  If indemnification is available under this Section 8, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 8(a) and Section 8(b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 8(d). Notwithstanding anything in this Section 8(d) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 8(d) to contribute any amount in excess of the net proceeds received by such indemnifying party for the sale of Restricted Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate, less the amount of any indemnification payment made by such indemnifying party pursuant to Sections 8(b) and (c).

9. Participation in Underwritten Registrations. No person or entity may participate in any underwritten registration hereunder unless such person or entity (a) agrees to sell such person's or entity's securities on the basis provided in any underwriting arrangements approved by the persons or entities entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

10. Representations and Warranties. The Seller hereby represents and warrants to Buyer as follows:

         a. It is a "sophisticated investor" as such term is contemplated by applicable securities laws (including the related jurisprudence);

         b. The Registrable Securities are being acquired solely for its own account for investment and not with a view toward, or for resale in connection with, any "distribution" (as such term is used in the Act and the rules and regulations thereunder) of all or any portion thereof;

         c. It understands and agrees that the Registrable Securities may not be sold, pledged, hypothecated or otherwise transferred unless they are registered under the Act and applicable state securities laws or an exemption from such registration is available;

         d. It has adequate means of providing for its current needs and possible contingencies, is able to bear the economic risks of this investment and has a sufficient net worth to sustain a loss of its entire investment in Buyer if such loss should occur;

         e. It has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in Buyer; and

         f. It has made its own inquiry and investigation into and based thereon has formed an independent judgment concerning Parent and the Registrable Securities, and has been furnished with or given adequate access to such information about Buyer and the Registrable Securities as it has requested.

11. Rule 144. If the Units are registered under the Act, from and after such date of registration, Buyer covenants that it will file the reports required to be filed by it under the Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder; and it will take such further action as any holder of Restricted Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Restricted Securities without registration under the Act within the limitation of the exemptions provided by (a) Rule 144 under the Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Restricted Securities, Buyer will deliver to such holder a written statement as to whether it has complied with such requirements.

12. Assignment of Registration Rights. The rights of the Seller under this Agreement with respect to any Restricted Securities may be assigned to any person or entity who acquires all or a portion of such Restricted Securities. Any assignment of registration rights pursuant to this
         Section 12 shall be effective upon receipt by Buyer of (i) written notice from the assignor (A) stating the name and address of any assignee, (B) describing the manner in which the assignee acquired the Restricted Securities from the assignor and (C) identifying the Restricted Securities with respect to which the rights under this Agreement are being assigned, (ii) a certificate signed by the assignee assuming all obligations of the assignor under this Agreement and (iii) any other certificate or document that Buyer might reasonably require.

13.      Miscellaneous.

         a. Entire Agreement. This Agreement and the other agreements executed in connection and contemporaneously herewith constitute the entire agreement and supersede all prior (oral and written) or contemporaneous proposals or agreements, all previous negotiations and all other communications or understandings between the parties hereto with respect to the subject matter hereof.

         b. Parties Bound by Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and, subject to Section 12, their respective successors and assigns.

         c. Counterparts. This Agreement may be executed in multiple counterparts, each of which, when executed, shall be deemed an original, and all of which shall constitute but one and the same instrument.

         d. Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT UNDER, AND SHALL BE CONSTRUED, INTERPRETED AND GOVERNED BY AND ACCORDING TO, THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT OF LAWS PRINCIPLES WHICH, IF APPLIED, MIGHT PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

         e. No Inconsistent Agreements. Buyer will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement.

         f. Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Buyer agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive (to the extent permitted by law) the defense in any action for specific performance that a remedy of law would be adequate.

         g. Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless Parent has obtained the written consent of holders of at least a majority in aggregate number of Restricted Securities then outstanding affected by such amendment, modification, supplement, waiver or departure.

         h. Further Assurances. Subject to the terms and conditions set forth in this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the execution of this Agreement, any further action is necessary or desirable to carry out its purposes, the proper officers or directors of the parties hereto shall take or cause to be taken all such necessary action.

         i. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall be ineffective as to such jurisdiction, to the extent of such invalidity or unenforceability, without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable. A bankruptcy or similar trustee must accept or, to the extent permitted by law, reject this Agreement in its entirety.

         j. Waivers. Neither action taken (including, without limitation, any investigation by or on behalf of either party hereto) nor inaction pursuant to this Agreement, shall be deemed to constitute a waiver of compliance with any representation, warranty, covenant or agreement contained herein by the party not committing such action or inaction. A waiver by either party hereto of a particular right, including, without limitation, breach of any provision of this Agreement, shall not operate or be construed as a subsequent waiver of that same right or a waiver of any other right.

         k. No Third Party Beneficiaries. Except to the extent a third party is expressly given rights herein, any agreement herein contained, expressed or implied, shall be only for the benefit of the parties hereto and their respective legal representatives and permitted successors and assigns, and such agreements shall not inure to the benefit of any other person whomsoever, it being the intention of the parties hereto that no person shall be deemed a third party beneficiary of this Agreement except to the extent a third party is expressly given rights herein.

         l.       Termination. This Agreement shall terminate on December 31,
                  2012.

         m. Notices. All notices and other communications provided or permitted hereunder shall be made by hand-delivery or registered first-class mail:

                  (i)      if to the Seller:

                           El Paso Corporation
                           Attn: President
                           El Paso Building
                           1001 Louisiana
                           Houston, Texas 77002

                  (ii) if to a permitted successor holder of Restricted Securities at the most current address, and with a copy to be sent to each additional address, given by such holder to Buyer, in writing; and

                  (ii)     if to Buyer:

                           El Paso Energy Partners, L.P.
                           Attn: President
                           4 Greenway Plaza
                           Houston, Texas 77046



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


         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth in the preamble of this Agreement.



                                         EL PASO CORPORATION



                                         By:      /s/ John Hopper
                                             -----------------------------------
                                         Name:    John Hopper
                                               ---------------------------------
                                         Title:   Vice President and Treasurer
                                                --------------------------------



                                         EL PASO ENERGY PARTNERS, L.P.



                                         By:      /s/ Keith Forman
                                             -----------------------------------
                                         Name:    Keith Forman
                                               ---------------------------------
                                         Title:   Vice President and Chief
                                                  Financial Officer
                                                --------------------------------




              Series C Registration Rights Agreement Signature Page